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                                       Exhibit (21)-1
                                       Unicom Corporation
                                       Form 10-K File No. 1-11375



                               Unicom Corporation
                          Subsidiaries of the Company
                      -----------------------------------


                                                      State or
                                                    Jurisdiction
                                                      in Which
                   Name                             Incorporated
----------------------------------------------      ------------

Commonwealth Edison Company *                        Illinois
Commonwealth Edison Company of Indiana, Inc. *       Indiana
Unicom Enterprises Inc. *                            Illinois
Unicom Thermal Technologies Inc. *                   Illinois
Edison Development Company                           Delaware
Cotter Corporation                                   New Mexico
Commonwealth Research Corporation                    Illinois
Concomber, Ltd.                                      Bermuda
Edison Development Canada Inc.                       Canada



* Included in the consolidated financial statements.